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                                                               EXHIBIT 10.22
                                                                       ---------

                               TERM LOAN AGREEMENT

                  TERM LOAN AGREEMENT ("Agreement"), dated as of March 1, 2001, between REINSURANCE GROUP OF AMERICA, INCORPORATED ("Company"), a Missouri corporation headquartered at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 and METLIFE CREDIT CORP. ("Lender"), a Delaware corporation headquartered at One Madison Avenue, New York, NY 10010-3690.

The Company and the Lender agree as follows:

                                    Article I

                            Amount and Terms of Loan

1. Subject to the terms and conditions herein set forth, the Lender shall lend to the Company and the Company shall borrow from the Lender the sum of Seventy-five million dollars ($75,000,000).

2. The borrowing shall be evidenced by a promissory note ("Note") to the order of the Lender in the form of "Exhibit 1" attached here to, which shall be dated the closing date, duly executed by the Company with blanks suitably filled in conformity herewith and in the principal amount of $75,000,000. The Note shall mature on June 30, 2004.

3.       The Note shall bear interest before maturity at a rate equivalent to
         75.5 basis points in excess of the Interest Reference Rate, which interest rate will change, when and as such Interest Reference Rate shall change, on the 1st day of each calendar month prior to June 30, 2004. Interest shall be payable to a Lender on the 1st day of each such month and at the maturity of the Note.

                                   Article II

                              Right to Prepay Note

The Company shall have the right, at any time and from time to time, to prepay without penalty all or any part of the Note.

                                   Article III

                         Representations and Warranties

The Company represents and warrants that:

1. The consolidated GAAP balance sheet of the Company and its subsidiaries as at September 30, 2000 and the consolidated statements of profit and loss and capital of the Company and its subsidiaries for the year ending September 30, 2000 heretofore furnished to the Lender, are complete and correct and fairly present the consolidated financial condition of the Company and its subsidiaries as at the date of such balance


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         sheet and the results of their operations for such period, respectively. To the best of the Company's knowledge and belief, neither the Company nor any of its subsidiaries has any material or substantial contingent obligation or liability for taxes not disclosed by or reserved against in such balance sheet. Since September 30, 2000, there has been no material adverse change in the consolidated financial condition of the Company and its subsidiaries.

2. There are no suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, in the opinion of counsel for the Company, will have a material adverse effect on the financial condition or business of the Company and its subsidiaries.

3. The Company has full power and authority to execute and perform the terms and provisions of this Agreement and to borrow hereunder.

                                   Article IV

                             Conditions of Borrowing

The obligation of the Lender to lend pursuant to this Agreement is subject to the satisfaction, in the opinion of the Lender, of the following conditions:

1. The Lender shall have received from the General Counsel of the Company, a favorable opinion to the effect that: (a) the Company is a validly organized and existing corporation; (b) the Company has full power and authority to execute, deliver and carry out this Agreement and has duly authorized its officers executing this Agreement so to do; (c) the making of this Agreement by the Company is not in violation of any charter provision, bylaw or regulation of the Company, or any contractual obligation binding upon the Company and (d) this Agreement so executed and the Company's Note given pursuant hereto will constitute binding obligations of the Company.

2. The Company shall have furnished the Lender a certified copy of all resolutions of the Board of Directors of the Company pertaining to the execution of this Agreement and the borrowing of money pursuant hereto.

                                    Article V

                              Affirmative Covenants

1. Until all indebtedness incurred pursuant to this Agreement has been paid in full and the Company no longer has the right to borrow hereunder, the Company will:

         (a) Furnish to the Lender, not later than 90 days after the end of each fiscal year of the Company, a consolidated profit and loss statement and statement of capital of the Company and its subsidiaries for such year an a consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal year, all in



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                  reasonable detail and satisfactory in scope to the Lender and all certified by Deloitte & Touche or other independent public accountants satisfactory to the Lender;

         (b) Furnish to the Lender, not later than 60 days after a close of each quarter-annual period (except the last quarter-annual period of each year), a consolidated profit and loss and capital statement of the Company and its subsidiaries for their current fiscal year to and including the period then ending and a consolidated balance sheet of the Company as of the last day of such period, which statements and balance sheets shall be in reasonable detail and certified by an appropriate officer of the Company;

         (c) From time to time furnish to the Lender all financial information, including proxy statements, furnished by the Company to its shareholders;

         (d) With reasonable promptness, furnish to the Lender such additional financial statements and such data and information concerning the financial condition of the Company and its subsidiaries as may reasonably be requested by the Lender, provided that none of the provisions of this Section 1 shall require the Company to give the Lender any information which it is prohibited from giving the Lender by any governmental regulation;

         (e) At all times keep its property insured against loss or damage to the extent and against the risks that similar property is usually insured by other companies engaged in the same business, and will cause its subsidiaries so to do; and

         (f) Promptly pay and discharge, and cause its subsidiaries to pay and discharge, all taxes and assessments levied and assessed or imposed upon its property or upon its income, as well as all claims which, if unpaid, might by law become a lien or charge upon its property, provided that nothing herein contained shall require the Company or any of its subsidiaries to pay any such taxes, assessments or claims so long as the Company or such subsidiary shall in good faith contest the validity and stay the execution and enforcement thereof.

2. At the time of furnishing each financial statement specified in Section 1 of this Article V, the Company shall furnish to the Lender an officer's certificate stating that there exists no event of default, as defined in Article VII, or if any such event of default exists specifying the nature hereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

                                   Article VI

                               Negative Covenants

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1.       Until all indebtedness incurred pursuant to this Agreement has been paid in full, the Company will not permit its consolidated GAAP capital at any time to be less than $700,000,000.

2. Until all indebtedness incurred pursuant to this Agreement has been paid in full, the Company will not and will not permit any of its subsidiaries, to:

         (a) Sell or otherwise dispose of any shares of stock or funded or current debt of any subsidiary except to the Company or another subsidiary, and except that all shares of stock and debt of any subsidiary at the time owned by or owed to the Company and all subsidiaries may be sold as an entirety for a cash consideration which represents that fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares and debt so sold, provided that (i) the assets of such subsidiary do not constitute a substantial part of the consolidated assets of the Company and all of its subsidiaries, and (ii) at the time of such sale, such subsidiary shall not own, directly or indirectly, any shares of stock or debt of any other subsidiary (unless all of the shares of stock and debt of such other subsidiary owned, directly or indirectly, by the Company and all of its subsidiaries are simultaneously being sold as permitted by this Section 2(a)); or

         (b) Merge or consolidate with any other corporation, or sell, lease, transfer or otherwise dispose of all or any substantial part of its assets, or change its corporate name, except that
                  (1) any subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other subsidiaries; (2) any subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another subsidiary; (3) any subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in Section 2(a) of this Article VI with respect to a sale of the stock of such subsidiary; and
                  (4) the Company may merge or consolidate, or sell or dispose of all or substantially all of its assets, provided that (i) the Company shall be the continuing or surviving corporation, or (ii) the successor or acquiring corporation shall assume all of the obligations of the Company pursuant to this Agreement and the Note, including all covenants herein and therein contained, and (iii) the Company as the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or other disposition, be in default as to any of such obligations.

                                   Article VII

                                Events of Default

If any of the following events shall occur and be continuing: if the Company defaults in the payment of any principal of the Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or if the Company defaults



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in the payment of any interest on the Note for more than ten days after the due date thereof; or if the Company defaults in any payment of principal or of interest on any other obligation for borrowed money (including any purchase money obligation) beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement pursuant to which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or if any material representation or warranty made by the Company in this Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or if the Company defaults in the performance or observance of any other agreement, term or condition contained in this Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from the holder of the Note; or if the Company or any of its subsidiaries makes an assignment for the benefit of creditors; or if the Company or any of its subsidiaries makes an assignment for the benefit of creditors; or if the Company or any of its subsidiaries commences any proceeding relating to the Company or any of its subsidiaries under any bankruptcy, reorganization, rehabilitation, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed, or any such proceedings are commenced, against the Company or any of its subsidiaries, and the Company or such subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or if an order is entered appointing any trustee, receiver, liquidator, custodian or rehabilitator for the Company or any of its subsidiaries or adjudicating the Company or any of its subsidiaries bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect and unstayed for more than 60 days; or if any order is entered in any proceedings against the Company or any of its subsidiaries decreeing the dissolution or split-up of the Company or any of its subsidiaries, and such order remains in effect and unstayed for more than 60 days, then the Lender may, by notice in writing to the Company, declare the Note to be forthwith due and payable, together with all interest accrued thereon.

                                  Article VIII

                                   Definitions

For the purposes of this Agreement, the following terms shall have the following meanings:

1. "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated organization and a government of any department or agency thereof.

2. "Subsidiary" shall mean any corporation organized under the laws of any state of the United States of America or of any foreign country, a majority of the voting stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through its subsidiaries.

3. "Consolidated GAAP capital" shall mean the excess of consolidated assets over consolidated liabilities of the Company and its subsidiaries, both determined in accordance with generally accepted accounting principles, provided that the effects of



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         Statement of Financial Standards No. 115 promulgated by the Financial
         Standards Board shall not be considered.

4. "Event of default" shall mean any of events specified in Article VII, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "default" shall mean any of such events, whether or not any such requirement has been satisfied.

5. "Interest Reference Rate" shall mean the 30-day AA financial discount rate on commercial paper as made available on the Federal Reserve Board's internet website, http://www.federalreserve.gov/releases/CP/ (or on such other internet website as shall replace http://www.federalreserve.gov/releases/CP/.

6. "Officer's certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Chief Financial Officer;

7. "Note" shall mean the promissory note of the Company, substantially in the form of Exhibit 1 attached to this Agreement.

                                   Article IX

                                  Miscellaneous

1. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of the Lender to such amendment, action or omission to act.

2. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Note.

3. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

4. All communications provided for hereunder shall be sent by first class mail and, if to the Lender, to its offices at One Madison Avenue, New York, NY 10010-3690, to the attention of William H. Nugent, and, if to the Company, to its offices at 1370 Timberlake Manor Parkway, Chesterfield, MO 63017, to the attention of the Chief Financial Officer, or to such other address with respect to any party as such party shall notify the others in writing.

5. No delay on the part of the Lender in exercising any right, power or privilege granted in this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The



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         rights and remedies in this Agreement expressly specified are cumulative and not exclusive of any other rights and remedies that the Lender would otherwise have.

6. This Agreement shall terminate when the Note issued pursuant hereto has been paid in full.

7. This Agreement may be executed by the parties her to on separate counterparts. Complete sets of counterparts executed by all the parties hereto shall be lodged with the Company and the Lender.

The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

REINSURANCE GROUP OF AMERICA,           METLIFE CREDIT CORP.
         INCORPORATED

By   /s/ Jack B. Lay                    By   /s/ William H. Nugent
  ----------------------------------       -------------------------------------
         Jack B. Lay,                            William H. Nugent,
         Executive Vice President                Vice-President and Treasurer


ATTEST:       /s/ James E. Sherman      ATTEST:      /s/ George M. Bryant
       -----------------------------           ---------------------------------
                  James E. Sherman,                      George M. Bryant,
                  Secretary                              Secretary



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                                                                       EXHIBIT 1

                                 Promissory Note

$75,000,000

REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation, for value received, hereby promises to pay to the order of METLIFE CREDIT CORP., a Delaware corporation, the principal sum of $75,000,000 on or before June 30, 2004.

Interest before maturity is payable on the principal amount hereof from time to time remaining unpaid at a rate equivalent to 75.5 basis points in excess of the Interest Reference Rate (as defined in the Term Loan Agreement referred to below), which interest rate shall change, when and as such Interest Reference Rate shall change, on the 1st day of each calendar month prior to June 30, 2004. Interest shall be paid by the 1st day of each such month and at the maturity hereof. Overdue payments of principal and interest shall draw simple interest at the same rate, and both principal and interest shall be paid at the main office of the MetLife Credit Corp. hereof in lawful money of the United States.

This Note is issued pursuant to the Term Loan Agreement, dated as of March 1, 2001, between the undersigned and MetLife Credit Corp., to which Agreement reference is hereby made for a description of the right of the undersigned to prepay this Note, the conditions upon which MetLife Credit Corp. may accelerate to the maturity hereof and the other terms and conditions upon which this Note is issued.

REINSURANCE GROUP OF AMERICA,
INCORPORATED


By
  ------------------------------------------
         Jack B. Lay,
         Executive Vice President



ATTEST:
       -------------------------------------
         James E. Sherman,
         Secretary




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